Exhibit (e)(7)

AMENDMENT NO. 7
TO Distribution AGREEMENT

THIS AMENDMENT NO. 7 TO DISTRIBUTION AGREEMENT (this “Amendment”), effective as of the 23rd day of September, 2014, by and between TD Asset Management USA Funds Inc. (“Customer”) and SEI Investments Distribution Co., a Pennsylvania corporation (“SIDCO”).

WHEREAS, Customer and SIDCO entered into a Distribution Agreement, dated as of the 27th day of July, 2007, as amended by Amendment No. 1, dated as of the 17th day of June 2008, and as amended by Amendment No. 2, dated as of March 10, 2009, as amended by Amendment No. 3, dated as of June 29, 2009, as amended by Amendment No. 4, dated as of April 12, 2012, as amended by Amendment No. 5, dated as of March 20, 2013 and as amended by Amendment No. 6, dated as of June 20, 2013 (the “Agreement”).

WHEREAS, pursuant to the Agreement, among other things, SIDCO has agreed to sell shares of common stock as agent and on behalf of Customer;

WHEREAS, Customer and SIDCO desire to amend the Agreement as provided herein.

NOW THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Schedule C (Portfolios and Classes). Schedule C (Portfolios and Classes) is hereby deleted in its entirety and replaced as set forth in Attachment 1 hereto.

2.	Ratification of Agreement. Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement are hereby ratified and confirmed to be of full force and effect, and shall continue in full force and effect.

3.	Counterparts. This Amendment shall become binding when any one or more counterparts hereof individually or taken together, shall bear the original or facsimile signature of each of the parties hereto. This Amendment may be executed in any number of counterparts, each of which shall be an original against any party whose signature appears thereon, but all of which together shall constitute but one and the same instrument.

4.	Governing Law. This Amendment shall in all respects be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to conflict of law provisions.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized representatives as of the day and year first above written.

TD ASSET MANAGEMENT USA FUNDS INC.

By:	/s/ Kevin LeBlanc
Name:	Kevin LeBlanc
Title:	President & Chief Executive Officer

SEI INVESTMENTS DISTRIBUTION CO.

By:	/s/ Karen LaTourette
Name:	Chief Compliance Officer and Assistant
Title:	Secretary

Attachment 1

Schedule c

portfolios and Classes

TDAM Money Market Portfolio – Investor Class

TDAM Money Market Portfolio – Premium Class

TDAM Money Market Portfolio – Class A

TDAM Money Market Portfolio – Select Class

TDAM U.S. Government Portfolio – Investor Class

TDAM U.S. Government Portfolio – Class A

TDAM Municipal Portfolio – Investor Class

TDAM Municipal Portfolio – Class A

TDAM California Municipal Money Market Portfolio – Investor Class

TDAM California Municipal Money Market Portfolio – Class A

TDAM New York Municipal Money Market Portfolio – Investor Class

TDAM New York Municipal Money Market Portfolio – Class A

TDAM Institutional Money Market Portfolio – Institutional Class

TDAM Institutional Money Market Portfolio – Institutional Service Class

TDAM Institutional Money Market Portfolio – Commercial Class

TDAM Institutional U.S. Government Fund – Institutional Class

TDAM Institutional U.S. Government Fund – Institutional Service Class

TDAM Institutional U.S. Government Fund – Commercial Class

TDAM Short-Term Bond Fund-Institutional Class

TDAM Short-Term Bond Fund-Advisor Class

TDAM Institutional Treasury Obligations Money Market Fund-Class A

TDAM Institutional Treasury Obligations Money Market Fund – Institutional Service Class

TDAM Institutional Treasury Obligations Money Market Fund – Institutional Class

TDAM Institutional Treasury Obligations Money Market Fund – Commercial Class

TDAM Institutional Municipal Money Market Fund – Institutional Class

TDAM Institutional Municipal Money Market Fund – Institutional Service Class

TDAM Core Bond Fund- Institutional Class
TDAM Core Bond Fund -  Advisor Class

TDAM High Yield Bond Fund- Institutional Class
TDAM High Yield Bond Fund -  Advisor Class

TDAM U.S. Equity Shareholder Yield Fund- Institutional Class
TDAM U.S. Equity Shareholder Yield Fund - Advisor Class

TDAM U.S. Large Cap Core Equity Fund- Institutional Class
TDAM U.S. Large Cap Core Equity Fund - Advisor Class

TDAM Global Equity Shareholder Yield Fund- Institutional Class
TDAM Global Equity Shareholder Yield Fund - Advisor Class

TDAM Global Low Volatility Equity Fund- Institutional Class
TDAM Global Low Volatility Equity Fund - Advisor Class

TDAM Global All Cap Fund- Institutional Class
TDAM Global All Cap Fund - Advisor Class

TDAM Target Return Fund- Institutional Class
TDAM Target Return Fund - Advisor Class

TDAM U.S. Small-Mid Cap Equity Fund- Institutional Class
TDAM U.S. Small-Mid Cap Equity Fund - Advisor Class

TDAM 5- to 10-Year Corporate Bond Portfolio

TDAM 1- to 5-Year Corporate Bond Portfolio

TDAM Tactical Opportunities Fund

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